                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 27, 2000


                        Service Corporation International
             (Exact name of Registrant as Specified in Its Charter)


          Texas                       1-6402-1               74-1488375
(State or Other Jurisdiction        (Commission            (IRS Employer
     of Incorporation)              File Number)         Identification No.)


           1929 Allen Parkway
             Houston, Texas                               77019
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (713) 522-5141

Item 5.  Other Events.

         On July 27, 2000, Service Corporation International (SCI) announced the signing of a definitive agreement to sell its wholly owned insurance company, American Memorial Life Insurance Company (AMLIC). Pending customary regulatory and other approvals, SCI intends to close the transaction by October 31, 2000.

         Under terms of the agreement, SCI will sell AMLIC in a cash transaction consisting of $200 million at closing and, in part as additional consideration, enter into a multi-year marketing agreement with the purchaser of AMLIC for the sale of prearranged funeral contracts exclusively through SCI owned or affiliated funeral homes and affinity groups.

         The agreement referenced above is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K which exhibit is hereby incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             99.1 Press release dated July 27, 2000 issued by SCI regarding an agreement to sell an insurance subsidiary and to enter into a multi-year marketing agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SERVICE CORPORATION INTERNATIONAL


Date:  July 27, 2000                 By: /s/ James M. Shelger
                                         --------------------------------------
                                         James M. Shelger
                                         Senior Vice President, General Counsel
                                         and Secretary

                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
  99.1            Press release dated July 27, 2000 issued by SCI regarding an agreement to sell an insurance subsidiary and to enter a
                  multi-year marketing agreement.